UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2014

RACKWISE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-1763172	27-0997534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

  2365 Iron Point Road, Suite 190
Folsom, CA 95630

(Address of principal executive offices, including zip code)

(888) 818-2385

(Registrant’s telephone number, including area code)

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement.

On May 7, 2014 we sold a $3,296,703 12%, three-year, Secured Convertible Promissory Note (the “Note”) to Rackwise Funding II, LLC (the “Purchaser”), an entity owned by our majority stockholder Black Diamond Financial Group LLC, at a purchase price of $3,000,000 which reflects a 9% discount to the face amount. The Purchaser was the assignee of $3,000,000 in debt (the “Richert Debt”) owed by us to our factor, Richert Funding LLC (“Richert”), which had advanced funds to us and were owed fees by us with respect to such advance. The net purchase by the Purchaser through the conversion of the Debt took place at the initial closing of an offering being made by us to the Purchaser or affiliated persons (the “Note Offering”) of up to $9,346,703 in face or principal amount of Notes at an aggregate purchase price of $8,505,500. It is intended that the Purchaser will purchase additional tranches of Notes, each in the amount of at least $250,000 (the “Minimum Monthly Funding Amount”) on the 15th day of each month (each a “Subsequent Funding Date”). We may, in our sole discretion, determine to accept lesser amounts from the Purchaser on each Subsequent Funding Date.

The Purchaser intends to purchase additional Notes in at least the Minimum Monthly Funding Amount on each Subsequent Funding Date but no assurance can be given that the Purchaser will do so. The Notes will be secured by a security interest in and lien on all of our presently owned or subsequently acquired assets as provided in the Security Agreement between us, our wholly owned subsidiary, Visual Network Design, Inc. and the Purchaser. Subject to permitted liens, as set forth in the Subscription Agreement for the Notes, the Notes will rank senior in priority to all of our existing and future indebtedness.

The first $6,046,703 in principal amount of Notes sold are convertible into Units (the “Initial Units”) at a conversion price of $0.50 per Initial Unit. Each unit consists of one share of our common stock and one five-year common stock purchase warrant (the “Initial Unit Warrants”) with an exercise price of $0.625 per share. The remaining $3,300,000 in principal amount of Notes to be offered are convertible into units (the “Subsequent Units”) at a conversion price of $0.75 per Subsequent Unit. Each Subsequent Units consists of one share of our common stock and one five-year common stock purchase warrants (the “Subsequent Unit Warrants”) with an exercise price of $0.94 per share. While the Notes remain outstanding, the conversion prices for the Initial Units and Subsequent Units, if any, will be subject to weighted average anti-dilution protection and proportional adjustments subject to customary exceptions.

The Notes bear interest at the rate of 12% per annum payable quarterly in arrears. During the first year term of the Notes, until such time that we achieve positive cash flow for a minimum of two successive fiscal quarters, at our option, interest payable in any quarter maybe paid in kind and added to the balance of the Notes payable quarterly in arrears. Upon the occurrence and continuance of an Event of Default, as such term is defined in the Notes, the rate of interest payable on the Notes will be increased to 18% per annum. Payments of interest at the 18% default rate are not payable in kind.

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The Purchaser has been granted a one-time demand registration right with regard to the shares comprising part of the Initial Units and Subsequent Units and the shares underlying the Initial Unit Warrants and Subsequent Unit Warrants.

We have the right to prepay the Notes upon 20 days prior written notice to the Purchaser commencing one year after the respective issuance dates of the Notes.

In connection with and at the time of each closing of Note subscriptions, the Purchaser is entitled to a cash structuring fee equal to 7.5% of the aggregate amount of capital provided by the Purchaser in connection with the purchase of the Notes. In addition, the Purchaser will receive units (the “Purchaser Fee Units”), with each Purchaser Fee Unit consisting of one share of common stock and one five-year warrant (the “Purchase Fee Unit Warrants”) exercisable for the purchase of one share of our common stock. The Purchaser is entitled to receive Purchase Fee Units at the rate of 0.075 Purchase Fee Units for every $0.50 advanced by the Purchaser in connection with the purchase of the first $6,046,703 in principal amount of Notes. This will equate to 150 Purchase Fee Units for every $1,000 invested at a purchase price of $910. The first 825,375 Purchase Fee Units, which is the number of Purchase Fee Units issuable against the first $6,046,703 in principal amount of Notes sold at a purchase price of $5,502,500, will contain Purchase Fee Unit Warrants exercisable at a price of $0.625 per share. The Purchaser will be entitled to receive Purchase Fee Units at the rate of $0.075 Purchase Fee Units for every $0.75 advanced by the Purchaser in connection with the purchase of the remaining $3,300,000 in principal amount of Notes sold at a purchase price of $3,003,000. This will equate to 100 Purchase Fee Units for each $1,000 in principal amount of Notes purchased at a purchase price of $910. The remaining Purchase Fee Units will contain Purchase Fee Unit Warrants exercisable at a price of $0.94 per share. We do not have the cash assets to pay the $225,000 cash structuring fee due on the initial purchase of $3,296,703 in principal amount of Notes. Our obligation to pay such cash structuring fee shall remain as a debt obligation on our books. If we are unable to pay the cash structuring fee by October 31, 2014, the Purchaser will have the option to convert the cash structuring fee into 450,000 of our common shares and 16,452 five-year share purchase warrants, each exercisable to purchase one share of our common stock at a price of $0.01 per share.

Upon making a payment of the Minimum Monthly Funding Amount on a Subsequent Funding Date, the Purchaser has the exclusive right to purchase the Notes on the terms provided herein until the following Subsequent Funding Date.

The final closing of the Note Offering will occur when all of the Notes offered have been sold or we determine to terminate the Offering (i) due to the failure of Purchaser to meet the minimum monthly funding requirements (a “Funding Failure”) or (ii) as the result of the mutual agreement of us and the Purchaser. Notwithstanding the foregoing, we must give Purchaser a minimum of 15 days prior written notice (the “Notice Period”) of our determination to terminate the Note Offering due to a Funding Failure. During the Notice Period, Purchaser will have the right to cure the Funding Failure.

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The Purchaser has the right, for a period of three years from the completion of the Note Offering, to participate in subsequent (i) debt financings by us, based on the Purchaser’s pro rata ownership of the Notes, and (ii) equity financings by us, based on the Purchaser’s pro rata equity ownership of our common stock, on a fully-diluted basis.

If the Purchaser purchases an aggregate of $6,046,703 in principal amount of Notes under and in accordance with the terms of the Note Offering, the Purchaser will be given a six month option, commencing upon the completion of the Note Offering, to purchase up to an additional $5,000,000 in principal amount of Notes on the same terms and condition as the Notes purchased in the Note Offering except that the Unit conversion price shall be $1.20 per Unit and the Unit Warrants shall have an exercise price of $1.50 per share.

In connection with the initial closing date of the Note Offering, we have granted the Purchaser the right to appoint two new members to our board of directors.

In connection with the advances made by Richert resulting in the Richert Debt, we issued 72,420 five-year warrants to Richert and 1,448,400 five-year warrants to the Purchaser. Each of such warrants are exercisable to purchase one share of our common stock at a price of $0.01 per share.

Item 3.02  Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosures are incorporated herein by reference.

In connection with the advances made to us by Richert, we are issuing an aggregate of 1,520,820 warrants to Richert Funding LLC and Rackwise Funding II LLC. The issuance will be made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

On May 5, 2014 we held a board of directors meeting at which a majority of our directors approved the grant of an aggregate of 1,063,790 stock options under our 2013 Equity Incentive Plan to 22 persons consisting of employees, non-employee directors, consultants and advisors. Each of the options is exercisable for the purchase of one share of our common stock for a period of ten years at an exercise price of $0.50 per share. All but 10,000 of the options, which vest over a three year period, are subject to immediate vesting as the board took into account the length of service of the recipients together with the fact that options previously granted to the recipients had become worthless. As a condition to the grant, all recipients holding previously issued options are required to return such options to us for cancellation. The option recipients included our CEO/CFO Guy Archbold (353,790 options) and all of our non-employee directors who were each granted 30,000 options.

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Item 5.02  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 7, 2014 Edward Feighan resigned as a director of ours. The resignation of Mr. Feighan was not the result of any disagreement with us on any matter related to our operations, policies or practices.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibits filed as part of this Current Report are as follows:

Exhibit No.	Description

4.1	Form of 12% Secured Convertible Promissory Note for May 2014 Note Offering
4.2	May 7, 2014 Warrant issued to Rackwise Funding II, LLC
4.3	May 7, 2014 Warrant issued to Richert Funding, LLC
10.1	Form of Subscription Agreement to May 2014 Note Offering
10.2	Security Agreement, dated May 7, 2014, among the Registrant, Visual Network Design, Inc. and Rackwise Funding II, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKWISE, INC.

Dated: May 13, 2014	By:	/s/ Guy A. Archbold
Guy A. Archbold Chief Executive Officer, President and Chairman of the Board

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